                                                                  EXHIBIT (c)(2)

                                  EXHIBIT I - A
                                  HEMET BANCORP

                         SUMMARY OF PROJECTED FINANCIALS


                                        BASE
(THOUSANDS)                             2001        2002        2003        2004        2005        2006
                                      --------    --------    --------    --------    --------    --------
PROJECTIONS
       ASSET GROWTH                       3.53%       5.00%       5.00%       5.00%       5.00%       5.00%
       TARGET TOTAL ASSETS            $305,980    $321,279    $337,343    $354,210    $371,921    $390,517

       AVERAGE ASSETS                 $297,398    $313,630    $329,311    $345,777    $363,065    $381,219
       ROAA                               0.99%       1.10%       1.10%       1.11%       1.12%       1.12%
                                      --------    --------    --------    --------    --------    --------
            NET INCOME                $  2,951    $  3,450    $  3,622    $  3,838    $  4,066    $  4,270

       PREFERRED DIVIDENDS                  --          --          --          --          --          --
                                      --------    --------    --------    --------    --------    --------
            INCOME TO COMMON          $  2,951    $  3,450    $  3,622    $  3,838    $  4,066    $  4,270

       COMMON DIVIDENDS                  2,051       2,242       2,355       2,495       2,643       2,775
                                      --------    --------    --------    --------    --------    --------
            RETAINED EARNINGS         $    900    $  1,207    $  1,268    $  1,343    $  1,423    $  1,494
                                      ========    ========    ========    ========    ========    ========

       TOTAL COMMON EQUITY            $ 20,899    $ 22,106    $ 23,374    $ 24,718    $ 26,141    $ 27,635
       INTANGIBLES                          --          --          --          --          --          --
                                      --------    --------    --------    --------    --------    --------
            TANGIBLE CAPITAL          $ 20,899    $ 22,106    $ 23,374    $ 24,718    $ 26,141    $ 27,635
                                      ========    ========    ========    ========    ========    ========

RATIOS

       COMMON INCOME GROWTH              -4.84%      16.91%       5.00%       5.95%       5.95%       5.00%
       COMMON DIVIDEND PAYOUT RATIO      69.50%      65.00%      65.00%      65.00%      65.00%      65.00%
       T. EQUITY / T. ASSETS              6.83%       6.88%       6.93%       6.98%       7.03%       7.08%


                                  EXHIBIT I - B
                                  HEMET BANCORP

                         SUMMARY OF PROJECTED FINANCIALS
                        OPTIMUM DIVIDEND PAYING CAPACITY


                                              BASE
(THOUSANDS)                                   2001          2002          2003          2004         2005           2006
                                           ---------     ---------     ---------     ---------     ---------     ---------
PROJECTIONS
       ASSET GROWTH                             3.53%         5.13%         4.94%         4.94%         4.94%         4.95%
       TARGET TOTAL ASSETS                 $ 305,980     $ 321,684     $ 337,582     $ 354,269     $ 371,784     $ 390,181

       AVERAGE ASSETS                      $ 297,398     $ 313,832     $ 329,633     $ 345,926     $ 363,027     $ 380,983
       ROAA                                     0.99%         1.10%         1.10%         1.11%         1.12%         1.12%
                                           ---------     ---------     ---------     ---------     ---------     ---------
            NET INCOME                     $   2,951     $   3,457     $   3,633     $   3,843     $   4,065     $   4,262

       PREFERRED DIVIDENDS                        --            --            --            --            --            --
                                           ---------     ---------     ---------     ---------     ---------     ---------
            INCOME TO COMMON                   2,951         3,457         3,633         3,843         4,065         4,262

       OPTIMUM DIVIDENDS(3)                    2,051         1,838         2,520         2,675         2,839         2,974
                                           ---------     ---------     ---------     ---------     ---------     ---------
            RETAINED EARNINGS              $     900     $   1,619     $   1,113     $   1,168     $   1,226     $   1,288
                                           =========     =========     =========     =========     =========     =========
       TOTAL COMMON EQUITY                 $  20,899     $  22,518     $  23,631     $  24,799     $  26,025     $  27,313
       INTANGIBLES                                --            --            --            --            --            --
                                           ---------     ---------     ---------     ---------     ---------     ---------
            TANGIBLE CAPITAL               $  20,899     $  22,518     $  23,631     $  24,799     $  26,025     $  27,313
                                           =========     =========     =========     =========     =========     =========
OPTIMUM DIVIDENDS
       EXCESS EQUITY / (DEFICIENCY)        $    (559)    $       0     $       0     $       0     $       0     $       0
       CUMULATIVE CHANGE IN DIVIDENDS(4)          NA          (405)         (239)          (59)          137           336
       EARNINGS ADJUSTMENT AT 5.0%                NA             7            10             5            (1)           (8)

RATIOS
       COMMON INCOME GROWTH                    -4.84%        17.13%         5.10%         5.78%         5.78%         4.84%
       COMMON DIVIDEND PAYOUT RATIO            69.50%        53.16%        69.37%        69.60%        69.84%        69.78%
       T. EQUITY / T. ASSETS                    6.83%         7.00%         7.00%         7.00%         7.00%         7.00%


                              PRESENT                                                  TERMINAL
DISCOUNTED CASH FLOW(2)        VALUE       2002     2003     2004     2005     2006     VALUE(1)
                            -----------   ------   ------   ------   ------   ------   --------
PROJECTED MAX DIVIDENDS                   $1,838   $2,520   $2,675   $2,839   $2,974   $ 55,406
DISCOUNT FACTORS @ 12.00%                 0.9449   0.8437   0.7533   0.6726   0.6005     0.6005
     NET PRESENT VALUE      $    42,844   $1,736   $2,126   $2,015   $1,909   $1,786   $ 33,272
                            $42,844,412
                            -----------
                                818,718
                            -----------
                                 $52.33
                            ===========

(1) Capitalization of projected income = (Earnings year 5 x (1+long term growth)/(discount rate - long term growth). Long-Term Growth estimated at 4.0%

(2) Net present value factors are calculated using the mid-year convention method.

(3) Assumption that dividends paid periodically throughout the year (4) This is the cumulative difference between management's projected dividends and optimum dividends

                                   EXHIBIT II
                                  HEMET BANCORP

                 FINANCIAL AND MARKET SUMMARY OF BANKS ACQUIRED
                                  IN CALIFORNIA

                       WITH ASSETS LESS THAN $500 MILLION
                         ANNOUNCED SINCE MARCH 31, 2001

                                                                                                              DEAL
                                                                                              ACQUISITION    VALUE
BUYER                                  SELLER                                                   DATE         $(M'S)
-----------------------------------    --------------------------------------------------    ------------    ------
Boston Private Financial        MA     Borel Bank & Trust Co.          San Mateo       CA     06/27/01       113.00
Business Bancorp                CA     MCB Financial Corp.             San Rafael      CA     08/15/01        28.90
CVB Financial Corp.             CA     Western Security Bancorp        Burbank         CA     01/18/02         6.70
First Banks Inc.                MO     BYL Bancorp                     Orange          CA     06/22/01        49.00
First Banks Inc.                MO     Charter Pacific Bank            Agoura Hills    CA     05/23/01        18.40
First Community Bancorp         CA     First Charter Bank NA           Beverly Hills   CA     05/22/01        13.50
First Community Bancorp         CA     Pacific Western National Bank   Pico Rivera     CA     08/22/01        36.60
First Community Bancorp         CA     W.H.E.C. Inc.                   Carlsbad        CA     11/13/01        21.10
FirstFed Financial Corp.        CA     City Holding Co.'s CA subs                      CA     08/16/01        23.00
Mid-State Bancshares            CA     Americorp                       Ventura         CA     04/09/01        64.10
National Mercantile Bancorp     CA     South Bay Bank, NA              Torrance        CA     07/18/01        29.10
UnionBanCal Corp.               CA     First Western Bank              Simi Valley     CA     12/19/01        44.60
Westamerica Bancorp.            CA     Kerman State Bank               Kerman          CA     02/25/02        15.80
Western Sierra Bancorp          CA     Central California Bank         Sonora          CA     11/15/01         9.20

                                                                                              MAX            113.00
                                                                                              MIN              6.70
                                                                                              AVG.            33.79
                                                                                           MEDIAN             25.95

                                  HEMET BANCORP                                HEMET         CA               44.21


                                                                                                       PRICING RATIOS
                                                                                     ---------------------------------------------
                                                                                       BOOK  TANGIBLE  DEPOSITS  ASSETS  EARNINGS
BUYER                              SELLER                                              (X)    BOOK(X)    (%)      (%)      (X)
--------------------------------   ------------------------------------------------   ------  -------   -------  ------  ----------
Boston Private Financial      MA   Borel Bank & Trust Co.          San Mateo     CA    3.69    3.69     35.00    31.50    17.28
Business Bancorp              CA   MCB Financial Corp.             San Rafael    CA    2.09    2.09     13.96    12.77     9.19
CVB Financial Corp.           CA   Western Security Bancorp        Burbank       CA    0.81    0.82      5.40     4.64       NM
First Banks Inc.              MO   BYL Bancorp                     Orange        CA    1.59    1.65     19.87    17.58    32.46
First Banks Inc.              MO   Charter Pacific Bank            Agoura Hills  CA    1.42    1.42     20.53    17.93       NM
First Community Bancorp       CA   First Charter Bank NA           Beverly Hills CA    1.41    1.48     11.34     9.98       NM
First Community Bancorp       CA   Pacific Western National Bank   Pico Rivera   CA    2.02    2.03     18.74    17.05    17.14
First Community Bancorp       CA   W.H.E.C. Inc.                   Carlsbad      CA    2.18    2.21     17.18    15.82    14.04
FirstFed Financial Corp.      CA   City Holding Co.'s CA subs                    CA    1.37    1.37     12.86    11.67       NM
Mid-State Bancshares          CA   Americorp                       Ventura       CA    2.36    2.36     26.92    24.05    16.62
National Mercantile Bancorp   CA   South Bay Bank, NA              Torrance      CA    1.87    1.87     19.31    15.42    11.15
UnionBanCal Corp.             CA   First Western Bank              Simi Valley   CA    2.52    2.52     23.62    21.42    17.52
Westamerica Bancorp.          CA   Kerman State Bank               Kerman        CA    1.37    1.37     17.67    15.46    16.27
Western Sierra Bancorp        CA   Central California Bank         Sonora        CA    1.90    1.90     16.32    14.93    30.28

                                                                                 MAX   3.69    3.69    35.00     31.50    32.46
                                                                                 MIN   0.81    0.82     5.40      4.64     9.19
                                                                                 AVG.  1.90    1.91    18.48     16.44    18.19
                                                                              MEDIAN   1.89    1.89    18.21     15.64    16.88

                                    HEMET BANCORP                HEMET           CA    2.11    2.11    16.07     14.38    15.10



                                                                                                     GROWTH
                                                                                     -----------------------------------------
                                                                                      ASSET     DEPOSIT     INCOME    REVENUE
BUYER                              SELLER                                              (%)        (%)         (%)        (%)
--------------------------------   ------------------------------------------------   ------     ------     ------    --------
Boston Private Financial      MA   Borel Bank & Trust Co.          San Mateo     CA    -13.49     -17.36       0.17     40.08
Business Bancorp              CA   MCB Financial Corp.             San Rafael    CA     16.27      19.58       2.44     26.31
CVB Financial Corp.           CA   Western Security Bancorp        Burbank       CA      0.50       4.37         NM    -14.52
First Banks Inc.              MO   BYL Bancorp                     Orange        CA    -10.71     -12.24     153.46    -41.95
First Banks Inc.              MO   Charter Pacific Bank            Agoura Hills  CA     21.95      27.03     -49.27     13.74
First Community Bancorp       CA   First Charter Bank NA           Beverly Hills CA      6.09      28.38     -87.59     91.19
First Community Bancorp       CA   Pacific Western National Bank   Pico Rivera   CA     51.43      55.13       0.71     69.78
First Community Bancorp       CA   W.H.E.C. Inc.                   Carlsbad      CA     13.38      12.96      13.09     20.14
FirstFed Financial Corp.      CA   City Holding Co.'s CA subs                    CA      9.27       8.36         NM        NM
Mid-State Bancshares          CA   Americorp                       Ventura       CA      8.35      13.47      10.30     30.85
National Mercantile Bancorp   CA   South Bay Bank, NA              Torrance      CA    -17.37     -26.64       4.40     84.21
UnionBanCal Corp.             CA   First Western Bank              Simi Valley   CA     10.63      14.98       5.82     10.80
Westamerica Bancorp.          CA   Kerman State Bank               Kerman        CA    -13.27     -15.92       4.41     -2.88
Western Sierra Bancorp        CA   Central California Bank         Sonora        CA     46.29      50.22     175.45    118.73

                                                                                MAX     51.43      55.13     175.45    118.73
                                                                                MIN    -17.37     -26.64     -87.59    -41.95
                                                                                AVG.     9.24      11.59      19.45     34.34
                                                                             MEDIAN      8.81      13.21       4.40     26.31

                                    HEMET BANCORP                  HEMET         CA      3.42       2.23      -4.84     -0.04



                                   EXHIBIT III
                                  HEMET BANCORP

                 FINANCIAL AND MARKET SUMMARY OF BANKS ACQUIRED
                                  IN CALIFORNIA

                       WITH ASSETS LESS THAN $500 MILLION
                         ANNOUNCED SINCE MARCH 31, 2001


                                                                                                                           $100K+
                                                                             TOTAL    EQUITY/  T. EQUITY  NPA'S/  LLR'S/  DEPOSITS/
BUYER                         SELLER                                         ASETS    ASSETS   T. ASSETS  ASSETS   NPL'S  DEPOSITS
---------------------------   --------------------------------------------   -------  -------  ---------- ------  ------  ---------
Boston Private Financial MA   Borel Bank & Trust Co.      San Mateo     CA   358,758    8.32      8.32    0.00       0.00    19.84
Business Bancorp         CA   MCB Financial Corp.         San Rafael    CA   226,280    6.12      6.12    0.00       0.00    12.97
CVB Financial Corp.      CA   Western Security Bancorp    Burbank       CA   145,249    9.45      9.38    1.82      66.63    12.53
First Banks Inc.         MO   BYL Bancorp                 Orange        CA   278,731   10.64     10.26    0.63     315.09    15.73
First Banks Inc.         MO   Charter Pacific Bank        Agoura Hills  CA   107,632   12.06     12.06    0.69     154.42    14.55
First Community Bancorp  CA   First Charter Bank NA       Beverly Hills CA   135,254    7.07      6.77    1.26     272.48    11.48
First Community Bancorp  CA   Pacific Western National
                                 Bank                     Pico Rivera   CA   214,699    8.44      8.42    0.43     187.42    22.61
First Community Bancorp  CA   W.H.E.C. Inc.               Carlsbad      CA   133,416    7.18      7.11    1.44      43.44    13.68
FirstFed Financial Corp. CA   City Holding Co.'s CA subs                CA   197,022    8.54      8.54    0.56     177.89    24.51
Mid-State Bancshares     CA   Americorp                   Ventura       CA   266,495    9.57      9.57    0.41     459.64    14.63
National Mercantile
     Bancorp             CA   South Bay Bank, NA          Torrance      CA   188,749   10.60     10.60    0.24     393.54    23.60
UnionBanCal Corp.        CA   First Western Bank          Simi Valley   CA   208,216    8.51      8.51    1.54      40.71     6.99
Westamerica Bancorp.     CA   Kerman State Bank           Kerman        CA   102,184   11.26     11.26    7.83      23.93    46.68
Western Sierra Bancorp   CA   Central California Bank     Sonora        CA    61,475    7.84      7.84    0.00         NA    20.18

                                                                       MAX   358,758   12.06     12.06    7.83     459.64    46.68
                                                                       MIN    61,475    6.12      6.12    0.00       0.00     6.99
                                                                       AVG.  187,440    8.97      8.91    1.20     164.25    18.57
                                                                    MEDIAN   192,886    8.53      8.53    0.60     154.42    15.18

                                HEMET BANCORP                  HEMET    CA   305,980    6.83      6.83    0.63     153.51     8.62


                                                                                                         NII/    NON-INT.  NON-INT./
                                                                                                 EFF.    AVG.    INC./AVG. EXP./AVG.
BUYER                         SELLER                                         ROAA      ROAE     RATIO    ASSETS   ASSETS     ASSETS
---------------------------   --------------------------------------------   ------   -------   -------  ------  --------- --------
Boston Private Financial MA   Borel Bank & Trust Co.      San Mateo     CA     1.81     22.11     47.14    3.25     0.89    1.95
Business Bancorp         CA   MCB Financial Corp.         San Rafael    CA     1.39     20.75     57.34    5.36     0.43    3.32
CVB Financial Corp.      CA   Western Security Bancorp    Burbank       CA    -0.80     -8.19     89.69    5.07     1.73    6.10
First Banks Inc.         MO   BYL Bancorp                 Orange        CA     0.89      8.53     83.35   (1.03)    4.88    3.21
First Banks Inc.         MO   Charter Pacific Bank        Agoura Hills  CA     0.03      0.23     89.21    5.02     0.70    5.10
First Community Bancorp  CA   First Charter Bank NA       Beverly Hills C        NM        NM     91.22    2.50     1.30    3.47
First Community Bancorp  CA   Pacific Western National
                                 Bank                     Pico Rivera   CA     0.91      9.99     66.21    6.57     0.69    4.81
First Community Bancorp  CA   W.H.E.C. Inc.               Carlsbad      CA     1.12     15.52     67.43    5.31     1.22    4.40
FirstFed Financial Corp. CA   City Holding Co.'s CA subs                CA     1.06     12.49    231.48    4.03     0.32   10.07
Mid-State Bancshares     CA   Americorp                   Ventura       CA     1.44     15.17     64.82    4.58     1.08    3.67
National Mercantile
     Bancorp             CA   South Bay Bank, NA          Torrance      CA     1.51     14.78     47.78    4.94     0.40    2.55
UnionBanCal Corp.        CA   First Western Bank          Simi Valley   CA     1.26     14.66     71.93    5.85     1.82    5.52
Westamerica Bancorp.     CA   Kerman State Bank           Kerman        CA     0.76      7.33     65.27    4.53     0.91    3.55
Western Sierra Bancorp   CA   Central California Bank     Sonora        CA     0.89     10.60     82.10    5.03     0.73    4.73

                                                                       MAX     1.81     22.11    231.48    6.57     4.88   10.07
                                                                       MIN    (0.80)    (8.19)    47.14   (1.03)    0.32    1.95
                                                                       AVG.    0.94     11.07     82.50    4.36     1.22    4.46
                                                                    MEDIAN     1.06     12.49     69.68    4.98     0.90    4.04
                HEMET BANCORP                             HEMET        CA      0.98     12.75     59.23    3.74     0.47    2.49
